EXHIBIT 99.9

InterAmerican Gaming Inc.

PINKSHEETS : IAGM
January 31, 2012 14:51 ET
IAG Announces Development Partnerships

TORONTO, ONTARIO--(Marketwire - Jan. 31, 2012) - InterAmerican Gaming Inc. ("IAG" or "the Company") (PINKSHEETS:IAGM) has announced that it has retained Toronto-based Endloop Mobile as its mobile development partner for SoFit Mobile Inc. ("SoFit", formerly Nowphit Operations Inc.), creator of the forthcoming SoFit social gaming platform that empowers individuals to improve their health and fitness. IAG has also partnered with Toronto's Spark Innovations for hardware design and engineering of the proprietary SoFit transmitter and harness components.

"We are excited to announce our partnership with Endloop and Spark," says Marc Askenasi, President and CEO of IAG. "We feel that Endloop's premium brand of mobile expertise is exactly what SoFit needs to be a success." Endloop was named one of the Digital Media companies to watch by Marketing Magazine (September 2011), and has developed mobile apps for brands like Subway, Reactine, and the Rethink Breast Cancer Foundation.

"Spark has over two decades of experience building innovative products for the health and fitness space," Mr. Askenasi says. "They've attained over 200 US patents and worked with brands like Adidas, Burton, and Nike. SoFit is not just a mobile app, there are physical components that complete the platform. To get those right we need a company like Spark to ensure we're constantly innovating the way the mobile software and physical hardware connect."

IAG has also disclosed that Nowphit Operations Inc. ("Nowphit") has officially changed its name to SoFit Mobile Inc. "We had settled on Nowphit before we started working with Endloop and Spark," explains Mr. Askenasi. "It was a working title and at the time of conception it best-represented what the platform was all about. After a number of internal branding sessions and consulting with experts in the creative and branding space, we collectively agreed that SoFit, which is short for Social Fitness, is more appropriate and lends itself to a larger brand strategy that will be illustrated as we roll out the program."

About IAG and SoFit Mobile

IAG is an emerging digital technology company focused on mobile health and fitness. IAG's mission is to build industry-defining businesses through a combination of organic growth and acquisitions.

SoFit Mobile is in the process of developing SoFit - a new social gaming platform that empowers individuals to improve their health and fitness. SoFit products include integrated mobile applications and complementary wireless devices that fuse the on and offline worlds. Products are currently in development and are expected to launch in 2012.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
InterAmerican Gaming Inc.
Mike Connell
Media & Investor Relations Contact
mike@interamericangaming.com